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                                                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MTR Gaming Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475), the Registration Statement on Form S-3 (333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (333-12839) and the Registration Statements on Forms S-8 (333-62191, 33-74322, 33-88652, 33-64733, 33-78224) of our report dated
February 27, 1998, appearing in the Annual Report on Form 10-K of MTR Gaming Group, Inc. for the year ended December 31, 1999.


                                       Corbin & Wertz


Irvine, California
March 30, 2000